Exhibit 10.1
AMENDMENT NO. 2 TO ADMINISTRATION AGREEMENT
BETWEEN
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND
AND
CHURCHILL BDC ADMINISTRATION LLC

This Amendment No. 2 (this “Amendment”), dated as of October 30, 2024, to the Administration Agreement (as defined below) is made by and between NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND, a Delaware statutory trust (the “Fund”), and CHURCHILL BDC ADMINISTRATION LLC (f/k/a Nuveen Churchill Administration LLC), a Delaware limited liability company (the “Administrator”).

RECITALS

WHEREAS, the Fund and the Administrator are parties to that certain Administration Agreement, dated as of March 31, 2022 (as amended, the “Administration Agreement”); and

WHEREAS, the Fund and the Administrator have agreed to amend the Administration Agreement solely to alter the reimbursement and indemnification provisions applicable to the Administrator.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Administrator hereby agree as follows:

1.Effective as of October 30, 2024, Section 4(a) of the Administration Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

In full consideration of the provision of the services of the Administrator, the Fund shall reimburse the Administrator for the costs and expenses incurred by the Fund and paid by the Administrator in performing its obligations hereunder, which shall be equal to an amount based on the Fund’s allocable portion (subject to review and approval of the Board) of the Administrator’s overhead in performing its obligations under this Agreement, including the allocable portion of the cost of the Fund’s officers, including a chief financial officer and their staff. Excluded from the allowable reimbursement shall be (a) rent or depreciation, utilities, capital equipment, and other administrative items of the Administrator; and (b) salaries, fringe benefits, travel expenses and other administrative items incurred by, or allocated to any Controlling Person of, the Administrator. To the extent the Administrator outsources any of its functions to third parties, the Fund may pay the fees associated with such functions on a direct basis to such third parties without profit to the Administrator.

2.Effective as of October 30, 2024, Section 5 of the Administration Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

5.    Limitation of Liability of the Administrator; Indemnification

a.The Administrator (and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) shall not be liable to the Fund for any action taken or omitted to be taken by the Administrator in

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connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Fund and the Fund shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, misconduct, bad faith, or negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

b.Notwithstanding Section 5(a) to the contrary, the Fund shall not provide for indemnification of an Indemnified Party for any liability or loss suffered by an Indemnified Party, nor shall the Fund provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Fund, unless all of the following conditions are met:

i.the Fund has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Fund;

ii.the Fund has determined, in good faith, that the Indemnified Party was acting on behalf of or performing services for the Fund;

iii.the Fund has determined, in good faith, that such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnified Party is the Administrator or an Affiliate (as defined in the Declaration of Trust) of the Administrator, or (B) gross negligence or willful misconduct, in the case that the Indemnified Party is a trustee of the Fund who is not also an officer of the Fund or the Administrator or an Affiliate of the Administrator; and

iv.such indemnification or agreement to hold harmless is recoverable only out of the Fund’s net assets and not from the Fund shareholders.

Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

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i.there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnified Party;

ii.such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party; or

iii.a court of competent jurisdiction approves a settlement of the claims against the Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which Shares were offered or sold as to indemnification for violations of securities laws.

c.The Fund may pay or reimburse reasonable legal expenses and other costs incurred by the Indemnified Party in advance of final disposition of a proceeding only if all of the following are satisfied:

i.the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund;

ii.the Indemnified Party provides the Fund with written affirmation of such Indemnified Party’s good faith belief that the Indemnified Party has met the standard of conduct necessary for indemnification by the Fund;

iii.the legal proceeding was initiated by a third party who is not a Fund shareholder, or, if by a Fund shareholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

iv.the Indemnified Party provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnified Party did not comply with the requisite standard of conduct and is not entitled to indemnification.

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Administration Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Administration Agreement.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized signatories to execute this Amendment as of the day and year first written above.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Vice President and Secretary

CHURCHILL BDC ADMINISTRATION LLC

By:	/s/ John D. McCally
	Name:	John D. McCally
	Title:	Assistant Secretary

[Signature Page to Amendment No. 2 to Administration Agreement]